Exhibit 16.1

September 10, 2015

United States Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read ACRE Realty Investors Inc.’s statements included under Item 4.01 of its Current Report on Form 8-K to be filed on September 11, 2015, and we agree with such statements concerning our firm.

/s/ Cherry Bekaert LLP

Atlanta, Georgia